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                                                                 EXHIBIT 4(a)(3)


                              CERTIFICATE OF TRUST

          The undersigned, the trustees of First Chicago NBD Capital III, desiring to form a business trust pursuant to Delaware Business Trust Act, 12

Del. C. (S) 3810, hereby certify as follows:
---- --

          (a) The name of the business trust being formed hereby (the "Trust") is "First Chicago NBD Capital III."

          (b) The name and business address of the trustee of the Trust which has its principal place of busi ness in the State of Delaware is as follows:

              First Chicago Delaware Inc.
              300 King Street
              Wilmington, DE  19801

          (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  November 6, 1996


                                                /s/ M. Eileen Kennedy
                                             -----------------------------------
                                             Name:  M. Eileen Kennedy
                                             Title: Trustee


                                                /s/ Robert A. Rosholt
                                             -----------------------------------
                                             Name:  Robert A. Rosholt
                                             Title: Trustee





                                             First Chicago Delaware Inc., as
                                             Trustee


                                                   /s/ Lawrence Dillard
                                             By:________________________________
                                                Name:  Lawrence Dillard
                                                Title: Vice President